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                COVAD AND SBC FORM MARKETING AGREEMENT TO DELIVER
                              BROADBAND NATIONWIDE

                  $600 MILLION CONTRACT STRUCK OVER SIX YEARS;
                   SBC PLANS TO INVEST $150 MILLION IN COVAD;
                          VARIOUS LEGAL ISSUES SETTLED

SANTA CLARA, CA AND SAN ANTONIO, TX (SEPTEMBER 11, 2000) - Covad Communications (NASDAQ: COVD) and SBC Communications, Inc. (NYSE: SBC) today announced an agreement making Covad an in-region and out-of-region DSL provider for SBC.

SBC also announced plans to invest $150 million to acquire a stake in Covad.

In addition, the companies said that several pending antitrust and regulatory legal issues were settled and terms were established regarding unbundled network element pricing, line sharing, provisioning, operational support system (OSS) development, remote terminal access and other proceedings.

"This changes the market dynamics and demonstrates that customer demand for broadband is so strong that two industry leaders can set aside past disputes and cooperate to deliver DSL faster and to a wider range of customers," said Robert
E. Knowling, Jr., chairman, CEO and president of Covad. "This deal is the Telecom Act in action, proving that it works.


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COVAD AND SBC FORM MARKETING AGREEMENT TO DELIVER BROADBAND NATIONWIDE - PG. 2/
SEPTEMBER 11, 2000

Everyone wins here, especially customers who are waiting to experience high speed Internet access. We welcome working closely with SBC."

"We are very pleased to strategically align ourselves with Covad in this rapidly growing sector of the industry," said Edward E. Whitacre Jr., chairman and CEO of SBC Communications. "Although we will continue to be vigorous competitors, this agreement allows us to work together to fulfill the exploding demand for broadband for both businesses and consumers nationwide."

The commercial agreement includes a guaranteed $600 million in resale revenue to Covad which will be phased in over six years starting October 1, 2000. The agreement also provides incentives for SBC to sell business lines provided by Covad. SBC will begin marketing both symmetric business service DSL and asymmetric consumer service DSL provided by Covad throughout the US. The companies will work together on network, provisioning and product planning activities needed to support this agreement.

SBC also announced plans to take a minority ownership position in Covad, pending regulatory approval. SBC would acquire an ownership interest position approximately equivalent to six percent. This investment would increase Covad's cash balance to continue the rapid deployment of its service across a nationwide broadband network that is nearing completion.

Regarding pending legal matters, Covad's antitrust suit against SBC and Pacific Bell and Covad's arbitrations against SBC affiliates Southwestern Bell and Pacific Bell were settled, including Pacific Bell's claim for alleged past due service fees. In addition, the parties resolved several critical issues in line-sharing disputes in Texas, Kansas, Illinois, Michigan, Ohio, Wisconsin, Indiana, Connecticut, and California, plus key issues in pending interconnection arbitrations in Texas and Kansas. Further, performance standards in all 13 SBC states were agreed upon, which will further reduce regulatory disputes.

Standards for SBC performance were agreed upon so that both companies will operate under a standard set of measures and remedies in all SBC states, which include California, Nevada, Texas, Oklahoma, Arkansas, Kansas, Missouri, Ohio, Indiana, Michigan, Wisconsin, Illinois and part of Connecticut (SNET territory.) These standards include stand-alone and line-shared loop provisioning intervals, collocation intervals, repair and maintenance, and access to loop plant data. In addition, the parties agreed upon a 13-state, line-sharing price consisting of a $10 non-recurring charge and a $5.75 monthly recurring charge for all physical elements of the line-sharing UNE, including installation.

SBC and Covad also agreed to continue joint OSS development to support SBC's resale of Covad products, including the fully automatic loop ordering provisioning process pioneered by Covad. By working closely with SBC to integrate both companies' OSS systems, Covad intends to simplify the ordering process and improve DSL provisioning times. Covad's OSS system currently is integrated with Pacific Bell and has shown improved installation rates of 25 percent and higher.


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COVAD AND SBC FORM MARKETING AGREEMENT TO DELIVER BROADBAND NATIONWIDE - PG. 3/
SEPTEMBER 11, 2000

In region agreements also include continued access to neighborhood gateways utilized in the recently announced Project Pronto, competitively neutral terms and conditions for spectrum management and agreements regarding the collocation of equipment in SBC central offices.

Nothing in the agreements announced today would hinder or prohibit SBC and Covad from competing against one another in any market.

SBC will continue to provide DSL services in-region primarily through its affiliate, Advanced Solutions, Inc.


ABOUT SBC
SBC COMMUNICATIONS INC. (www.sbc.com) IS A GLOBAL COMMUNICATIONS LEADER. THROUGH ITS SUBSIDIARIES' TRUSTED BRANDS - SOUTHWESTERN BELL, AMERITECH, PACIFIC BELL, SBC TELECOM, NEVADA BELL, SNET AND CELLULAR ONE - AND WORLD-CLASS NETWORK, SBC'S SUBSIDIARIES PROVIDE LOCAL AND LONG-DISTANCE PHONE SERVICE, WIRELESS AND DATA COMMUNICATIONS, PAGING, HIGH-SPEED INTERNET ACCESS AND MESSAGING, CABLE AND SATELLITE TELEVISION, SECURITY SERVICES AND TELECOMMUNICATIONS EQUIPMENT, AS WELL AS DIRECTORY ADVERTISING AND PUBLISHING. IN THE UNITED STATES, THE COMPANY CURRENTLY HAS 61.2 MILLION ACCESS LINES, 12.2 MILLION WIRELESS CUSTOMERS AND IS UNDERTAKING A NATIONAL EXPANSION PROGRAM THAT WILL BRING SBC SERVICE TO AN ADDITIONAL 30 MARKETS. INTERNATIONALLY, SBC HAS TELECOMMUNICATIONS INVESTMENTS IN MORE THAN 20 COUNTRIES. WITH APPROXIMATELY 219,000 EMPLOYEES, SBC IS THE 13TH-LARGEST EMPLOYER IN THE U.S., WITH ANNUAL REVENUES THAT RANK IT AMONG THE LARGEST FORTUNE 500 COMPANIES.

ABOUT COVAD
COVAD IS THE LEADING NATIONAL BROADBAND SERVICES PROVIDER OF HIGH-SPEED INTERNET AND NETWORK ACCESS UTILIZING DIGITAL SUBSCRIBER LINE (DSL) TECHNOLOGY. IT OFFERS DSL, IP AND DIAL-UP SERVICES THROUGH INTERNET SERVICE PROVIDERS, TELECOMMUNICATIONS CARRIERS, ENTERPRISES, AFFINITY GROUPS, PC OEMS AND ASPS TO SMALL AND MEDIUM-SIZED BUSINESSES AND HOME USERS. COVAD SERVICES ARE CURRENTLY AVAILABLE ACROSS THE UNITED STATES IN 98 OF THE TOP METROPOLITAN STATISTICAL AREAS (MSAS). BY THE END OF 2000, COVAD SERVICES ARE EXPECTED TO BE AVAILABLE IN 165 MSAS (WHICH INCLUDES MSAS THAT WILL BE ADDED AS A RESULT OF THE ACQUISITION OF BLUESTAR COMMUNICATIONS). AT THAT TIME COVAD'S NETWORK IS TARGETED TO REACH MORE THAN 45 PERENT OF ALL US HOMES AND 50 PERCENT OF ALL US BUSINESSES. CORPORATE HEADQUARTERS IS LOCATED AT 4250 BURTON DRIVE, SANTA CLARA, CA 95054.
TELEPHONE: 1-888-GO-COVAD. WEB SITE: www.covad.com.

                                      ###

COVAD SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements, including but not limited to statements regarding the intention to deploy our network in new and existing MSAs, the timing and breadth of coverage in each MSA, and our ability to provide high-quality, media-rich content. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the company's dependence on incumbent local exchange carriers for collocation, unbundled network elements, transport and other facilities, development of necessary technologies and operations, ability to manage growth of our operations, and the need to raise additional


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COVAD AND SBC FORM MARKETING AGREEMENT TO DELIVER BROADBAND NATIONWIDE - PG. 4/
SEPTEMBER 11, 2000

capital. For other risks and uncertainties applicable to our business refer to the Company's Securities and Exchange Commission filings.